EXHIBIT 23








                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 2-48760, 33-57793, 33-57795, 33-57797 and 333-83731) of Matthews International Corporation, of our report dated November 16, 2000, except for Note 16, as to which the date is December 7, 2000, related to the consolidated financial statements which appear in this Form 10-K.






                                               PRICEWATERHOUSECOOPERS LLP




Pittsburgh, Pennsylvania
December 22, 2000